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                                                                    Exhibit 10.2

                             CONSULTING AGREEMENT

     CONSULTING AGREEMENT dated as of _________ __, 1998 (the "AGREEMENT") by and between Domino's Pizza, Inc., a Michigan corporation (the "COMPANY") and Thomas S. Monaghan ("CONSULTANT").


                             W I T N E S S E T H:

     WHEREAS it is desirable that the Company be able to call upon the experience and knowledge of Consultant for consultation services and advice following a Change of Control (as defined below); and

     WHEREAS Consultant is willing to render such services to the Company on the terms and conditions hereinafter set forth in this Agreement;

     NOW, THEREFORE, in consideration of the promises and mutual covenants contained herein and for other good and valuable consideration, the parties agree as follows:

     1. Term of Agreement. (a) Consultant shall be retained by the Company for a period of ten years commencing on the date of a Change of Control (as defined below) which period may be extended or renewed by mutual agreement in writing of the parties hereto. The initial period and any extensions or
renewals thereof shall constitute the "CONSULTING TERM".   A "CHANGE OF CONTROL"
means the first of the following events to occur following the date hereof:

          (i) Any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended) (a "PERSON") shall become the beneficial owner (within the meaning of Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended) of more than 51% of the then outstanding shares of common stock of the Company or TISM, Inc.; or

          (ii) Consummation of any reorganization, merger or consolidation with respect to the Company or TISM, Inc. (each a "REORGANIZATION"), unless following such Reorganization more than 51% of the outstanding equity of the entity resulting from such Reorganization continues to be beneficially owned, directly or indirectly, by Consultant; or
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          (iii) The sale or other disposition (or the last in a series of such transactions) of all or substantially all of the assets of the Company or TISM, Inc., other than to an entity with respect to which following such sale or other disposition more than 51% of the outstanding equity is beneficially owned, directly or indirectly, by Consultant.

     (b) Notwithstanding the foregoing, this Agreement shall not become effective and shall cease to have any significance if a Change of Control does not occur prior to January 31, 2000 or upon the earlier Abandonment of Sale. "ABANDONMENT OF SALE" means a termination by the Chief Executive Officer of the Company of the sale process initiated pursuant to the letter dated May 1, 1998 addressed to TISM, Inc. from J.P. Morgan Securities Inc., as evidenced by an affirmative action by said Chief Executive Officer such as written notice of termination of the process to J.P. Morgan Securities Inc.

     2. Position and Responsibilities. Consultant agrees to serve as a consultant to the Company and, subject to such other commitments he may have, agrees to make himself reasonably available to render such advice and services to the Company as may be reasonably required by the Company and as are consistent with the type of duties and services he rendered to the Company prior to a Change of Control; provided that in no event shall Consultant be required to be available to the Company for more than twelve (12) days in any one-year period during the Consulting Term. During the Consulting Term, Consultant shall report directly to the Board of Directors of the Company.

     3. Compensation. The Company shall pay Consultant a retainer (the "RETAINER") at the rate of (i) $1,000,000 per year during the first twelve months of the Consulting Term and (ii) $500,000 per year thereafter through the end of the Consulting Term, payable in equal monthly installments during the Consulting Term. Consultant shall be entitled to the full Retainer regardless of the amount and frequency of consulting services actually rendered by him.

     4. Expenses. Consultant shall be reimbursed for all reasonable business expenses, including travel, incurred in the performance of his duties to the Company at its request during the Consulting Term, consistent with the Company's expense reimbursement policy applicable to senior executives of the Company generally immediately prior to the Consulting Term.

     5. Access to Office. During the Consulting Term, from time to time, Consultant shall have nonexclusive limited use of the office space currently assigned for his use on the second floor of the office building commonly known as Domino's Farms Prairie House located at 24 Frank Lloyd Wright Drive, Ann Arbor, Michigan 48105, provided that the Company has the right to consent to

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any such use of the office from time to time, which consent shall not be unreasonably withheld.

     6. Termination. This Agreement and Consultant's retention hereunder may be terminated at any time by either the Company or Consultant upon thirty (30)
days prior written notice to the other.   In the event of such a termination by
the Company for any reason, Consultant shall be entitled to receive the full amount of Retainer payable for the remainder of the Consulting Term as of such date in a lump sum payment within thirty (30) days following the date of termination of employment.

     7. Status; Taxes. (a) Consultant shall not be an employee of the Company and shall not be entitled to participate in any employee benefit plans or other benefits or conditions of employment available to the employees of the Company. Consultant shall have no authority to act as an agent of the Company, except on authority specifically so delegated, and he shall not represent to the contrary to any person. Consultant shall only consult, render advice and perform such tasks as Consultant determines are necessary to achieve the results specified by the Company. He shall not direct the work of any employee of the Company, or make any management decisions, or undertake to commit the Company to any course of action in relation to third persons. Although the Company may specify the results to be achieved by the Consultant and may control and direct him in that regard, the Company shall not control or direct the Consultant as to the details or means by which such results are accomplished.

     (b) It is intended that the fees paid hereunder shall constitute revenues to Consultant. To the extent consistent with applicable law, the Company will not withhold any amounts therefrom as federal income tax withholding from wages or as employee contributions under the Federal Insurance Contributions Act or any other state or federal laws. Consultant shall be solely responsible for and will indemnify and hold harmless the Company from and against the withholding and/or payment of any federal, state or local income or payroll taxes.

     8. Confidentiality. During and after the Consulting Term, Consultant shall not disclose or use for Consultant's own benefit or purposes or the benefit or purposes of any other person, firm, partnership, joint venture, association, corporation or other business organization, entity or enterprise other than the Company and any of its subsidiaries or affiliates, any trade secrets, information, data, or other confidential information relating to customers, development programs, costs, marketing, trading, investment, sales activities, promotion, credit and financial data, manufacturing processes, financing methods, plans, or the business and affairs of the Company generally, or of any subsidiary or affiliate of the Company; provided that the foregoing shall not apply to information which is

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not unique to the Company or which is generally known to the industry or the public other than as a result of Consultant's breach of this covenant.

     9. Specific Performance. Consultant acknowledges and agrees that the Company's remedies at law for a breach of Section 8 hereof would be inadequate and, in recognition of this fact, Consultant agrees that, in the event of such a breach, in addition to any remedies at law, the Company, without posting any bond, shall be entitled to obtain equitable relief in a court of competent jurisdiction in the form of specific performance, temporary restraining order, temporary or permanent injunction or any other equitable remedy which may then be available.

     10. Fees and Expenses. The Company agrees to pay any and all legal fees and related expenses incurred by Consultant in connection with the entering into of this Agreement. The Company also agrees, in the event of a dispute between Consultant and the Company with respect to any of Consultant's rights under this Agreement, to reimburse Consultant for any and all legal fees and related expenses incurred by Consultant in connection with enforcing such rights.

     11.  Miscellaneous.  (a)   Governing Law; No Liability of Consultant. This
Agreement shall be governed by and construed in accordance with the laws of the State of Michigan. Consultant shall not be subject to liability for breach of this Agreement by reason of his termination of his retention hereunder.

     (b) Entire Agreement; Amendments. This Agreement contains the entire understanding of the parties with respect to the subject matter hereof. There are no restrictions, agreements, promises, warranties, covenants or undertakings between the parties with respect to the subject matter herein other than those expressly set forth herein. This Agreement may not be altered, modified, or amended except by written instrument signed by the parties hereto.

     (c) No Waiver. The failure of a party to insist upon strict adherence to any term of this Agreement on any occasion shall not be considered a waiver of such party's rights or deprive such party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement.

     (d) Severability. In the event that any one or more of the provisions of this Agreement shall be or become invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions of this Agreement shall not be affected thereby.

     (e) Assignment. This Agreement shall not be assignable by Consultant and shall be assignable by the Company only with the consent of Consultant or as

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set forth in Section 11(g) hereof; provided that no such assignment by the
Company shall relieve the Company of any liability hereunder.

     (f) Arbitration. With respect to any dispute between the parties to this Agreement arising from or relating to the terms of this Agreement or the retention of Consultant by the Company, except as provided in Section 8 hereof, the parties agree to submit such dispute to arbitration in Ann Arbor, Michigan under the auspices of and the employment rules of the American Arbitration Association. The determination of the arbitrator(s) shall be conclusive and binding on the Company and Consultant and judgment upon the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof.

     (g) Successors; Binding Agreement. (i) The Company shall require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or the assets of the Company to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place, and the Consultant hereby consents to the Company's assignment of its rights hereunder to any such successor. Failure of the Company to obtain such agreement prior to the effectiveness of any such succession shall be a breach of this Agreement and shall entitle Consultant to receive the full amount of the Retainer payable for the remainder of the Consulting Term as of the date of such failure in a lump sum payment on the date of such succession.

          (ii) This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, representatives, successors and assigns.

     (h) Notice. For the purposes of this Agreement, notices and all other communications provided for in the Agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed by United States registered mail, return receipt requested, postage prepaid, addressed to the respective addresses set forth on the execution page of this Agreement.

     (i) Counterparts; Effectiveness. This Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received a counterpart hereof signed by the other party hereto.

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     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.


                                                   /s/ Thomas S. Monaghan
                                                  ------------------------------
                                                  Thomas S. Monaghan
                                                  Address:



                                                  DOMINOS PIZZA, INC.

                                               By: /s/ Harry J. Silverman
                                                  ------------------------------
                                                  Title: Vice President
                                                  30 Frank Lloyd Wright Drive
                                                  P.O. Box 997
                                                  Ann Arbor, Michigan 48106-0997

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